EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

NAME

Ownership %

on 12/31/09

Minera Metalin S.A. de C.V.

100%

Contratistas de Sierra Mojada S.A. de C.V.

100%

Metalline Mining Delaware, Inc.

100%